UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2017 (June 9, 2017)

Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2017, Ron Wainshal of Aircastle Limited (the “Company”), informed the Company’s Board of Directors (the “Board”) that he has concluded he needed to completely focus on his health and would be resigning from the Board. Mr. Wainshal was Chief Executive Officer but has been on a medical leave of absence since January 2017.

As a result, on June 9, 2017, the Board appointed Michael J. Inglese, currently Chief Financial Officer and Acting Chief Executive Officer of the Company, to succeed Mr. Wainshal as Chief Executive Officer. The Board also appointed Mr. Inglese to serve as a Class I director until the Annual General Meeting of Shareholders in 2019 or until his office shall otherwise be vacated pursuant to the Company’s Bye-Laws. Mr. Inglese has served as Acting Chief Executive Officer since Mr. Wainshal began his medical leave of absence in January 2017. Additionally, the Board has appointed Aaron Dahlke, currently Chief Accounting Officer of the Company, to succeed Mr. Inglese as Chief Financial Officer. Mr. Dahlke will continue to serve as Interim Chief Accounting Officer of the Company until his successor is identified. These management changes are effective immediately.

On June 9, 2017, the Board, pursuant to the Shareholder Agreement, dated June 6, 2013, by and between the Company and Marubeni Corporation (as amended), also appointed Takayuki Sakakida, to replace Ryusuke Konto, who resigned from the Board as of such date, as a Class III director until the Annual General Meeting of Shareholders in 2018 or until his office shall otherwise be vacated pursuant to the Company’s Bye-Laws. For information regarding the Shareholder Agreement, please review the relevant disclosures in the Company’s 2014 Proxy Statement, filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2014 and the Company’s 2017 Proxy Statement, filed with the SEC on April 5, 2017, which disclosures are incorporated by reference herein.

Mr. Inglese, 56, has served as Chief Financial Officer of the Company since April 2007. Prior to joining the Company, Mr. Inglese served as an Executive Vice President and Chief Financial Officer of PanAmSat Holding Corporation, where he served as Chief Financial Officer from June 2000 until the closing of PanAmSat’s sale to Intelsat in July 2006. Mr. Inglese joined PanAmSat in May 1998 as Vice President, Finance after serving as Chief Financial Officer for DIRECTV Japan, Inc. He is a Chartered Financial Analyst who holds a BS in Mechanical Engineering from Rutgers University College of Engineering and his MBA from Rutgers Graduate School of Business Management.

Mr. Dahlke, 48, became our Chief Accounting Officer in June 2005. Prior to that, Mr. Dahlke was Vice President and Controller of Boullioun Aviation Services Inc. from January 2003 to May 2005. Prior to Boullioun, Mr. Dahlke was at ImageX.com, Inc. and Ernst & Young LLP. He received a B.S. in Accounting from California State University, San Bernardino. He is a Certified Public Accountant.

Mr. Wainshal and the Company will be finalizing the duration of his medical leave, together with other compensatory and severance details, over the next several weeks. The Company will file an amendment to this Form 8-K to describe any additional compensation elements related to this transition.

A copy of the Company’s press release announcing the resignations of Messrs. Wainshal and Konto and the appointments of Messrs. Inglese, Dahlke and Sakakida is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated June 12, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

By:	/s/ Christopher L. Beers
Christopher L. Beers General Counsel

Date: June 12, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 12, 2017